Exhibit 32

CERTIFICATION

In connection with the Annual Report on Form 10-K of Fortissimo Acquisition Corp. (the “Company”), for the period ended on December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350, as adopted):

1.	The Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Yuval Cohen	/s/ Eli Blatt
Yuval Cohen	Eli Blatt
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)
Date: March 29, 2007	Date: March 29, 2007